 Exhibit 3.4

[flag] Industry Canada Certificate of Amendment Canada Business Corporations Act	Industrie Canada Certificat de modification Loi canadienne sur les societes par actions

InsightfulMind Learning, Inc. ___________________________________________ Name of corporation-Denomination de la societe I hereby certify that the articles of the above-named corporation were amended:	397901-6 ________________________________________________ Corporation number-Numerode la societe Je certifie que les statuts de la societe susmentionnee ont ete modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐a) en vertu de l'article 13 de la Loi canadienne sur les societes par actions, conforrnement a l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles ofamendment designating a series of shares;	☐b) en vertu de l'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une serie d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑c) en vertu de l'article 179 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐d) en vertu de l'article 191 de la Loi canadienne sur les societes par actions,tel qu'il est indique dans les clauses de reorganisation ci-jointes;

 JEFFERSON THACHUK

Director - Directeur

August 26. 2002 l le 26 aout 2002

Date ofAmendment - Date de modification

Canada[flag]

[flag] Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ELECTRONIQUE
		ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Canada Business	Loi canadienne sur les	(SECTIONS 27 OR 177) (ARTICLES 27 OU 177)
Corporations Act	societes par actions

Processing Type - Mode de traitement:	E-Commerce/Commerce-E
1. Name of Corporation - Denomination de la societe			2. Corporation No. - N° de la societe
THE LECTURENET LEARNING CORPORATION			397901-6

3.	The articles of the above-named corporation are amended as follows:
Les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante:

The provisions of item I in the Articles of the Corporation dated December 3, 2001 are deleted and the following substituted therefor:
1. The name of the Corporation is
InsightfulMind Learning, Inc,

Date	Name-Nom	Signature	Capacity of - en qualite
2002-08-26	JEFFERSON THACHUK		DIRECTOR

Canada[flag]

[flag] Industry Canada	Industrie Canada
Corporations Directorate	Direction generale des Corporations
9th floor	ge etage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario KIA OC8	Ottawa (Ontario) K IA OC8

02-08-13	Client Number / Numero de Client
10139
3979016
Request Number / Numero de Demande
ELECTRONIC COMMERCE	1056998

NAME DECISION	DECISION DE LA DENOMINATION

With reference to you name request for:
Concernant votre demande de fa denomination:

InsightfulMind Learning, Inc.

THE PROPOSED NAME IS AVAILABLE FOR USE AS A CORPORATE NAME

HOWEVER

Such availability is subject to the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the
 relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. (The use of any name granted is subj ect to the laws of the jurisdiction where the comJlany carries on business.)

LA DENOMINAnON PROPOSEE EST DISPONIBLE:

CEPENDANT

Telle disponibilite est sujette a ce que les requerants assument toute responsabilite de risque de confusion avec toutes denominations commerciales, et toutes marques de commerce existantes
(y compris celles qui sont citees dansle(s) rapport(s) de recherche
NUANS pertinent(s)). Cette acceptation de responsabilite comprend l'obligation de changer la denomination de la societe en une denomination differente advenant le cas ou des representations sont faites etablissant qu'il existe une probabilite de confusion. (L'utilisation de tout nom octroye est sujettea toute loi de la juridiction ou la societe exploite son entreprise)

Such availability is based on the current NUANS search report and any other facts known to the Corporations Directorate at this time. New information coming to our attention prior to or on filing articles could effect this availability. If any printing or other use of the name is made before the certificate is issued, it will be done at the risk ofthe applicant.

Telle disponibilite est basee sur Ie rapport de recherche NUANS actuel et des autres faits connus par la Direction generaIe des corporations en ce moment. Il est possible que de nouvelles informations recueillies, avant ou depuis l'emission de cette lettre affectent la disponibilite de la denomination. Si des imprimes ou autre usage de la denomination sont faits avant l'emission du certificat les requerants assumeront entierement ce risque.

NOTE:                                                                                              NOTA:

 1. Your NUANS report expires: 2002-11-04                                1.  Votre rapport de recherche NUANS echoira le: 2002-11-04

2)	The NUANS search report upon which this	2)	La recherche de nom NUANS sur laquelle
	decision in based has a life of 90 days. The		cette decision est basee n'est valide que pour
	reservation of your name will expire at the		90 jours. La reservation de nom expire ala
	end of that period unless, prior to that date,		fin de cette periode amoins que, dans
	you have been incorporated, or you have		l'intervalle, vous ne soyez constitue en
	requested and received a new name		societe ou que vous n'ayez renouvelle votre
	decision on the basis of a new NUANS		rapport de recherche et obtenu une nouvelle
	search report.		decision de nom favorable.

3)	For oral explanations related to any items	3)	Pour plus de renseignements concernant
	marked by (**), you may access our Voice		notre demande decrite sur notre lettre de
	Information Service (a service of taped		decision, indiquee par (**), vous pouvez
	messages) by calling (613) 946-0147 or		acceder anotre Systeme d'Information par
	946-0148.		messagerie vocale, en composant Ie (613)
946-0147 ou 946-0148.

4)	There is no personalized telephone	4)	Nous n'offrons pas de service personnalise
	consultation service on corporate names.		de consultation orale pour les noms
	Any requests for reconsideration or		corporatifs. Toutes demandes de
	information must be made in writing and		reconsideration ou d'information doivent
	can be sent by fax to area code (613) 941-5782 or toll free at 1-877-568-9922.		etre soumises par ecrit et peuvent etre
envoyees par telecopieur en composant le (613) 941-5782 ou sans frais 1-877-568-9922.

5)	If documents and fee were filed with the	5)	Si des documents et droit de depot ont efe
	request for a name decision, please		deposes avec votre demande de decision de
	respond within 5 working days or we will		denomination sociaIe, veuillez nous fournir
	have no other alternative but to return		les informations requises d'ici les 5
	your documents, in which case, the fee		prochains jours ouvrables ou les documents
	will be retained in anticipation of a further		vous seront retournes, en tel cas, Ies droits
	filing. The articles will receive a new		seront retenus en prevision d'un autre
	effective date upon re-submission.		depot. Les statuts ou les clauses recevront
une nouvelle date d'entnle en viqueur lorsque nous les recevrons de nouveau.

Kim O’Brien
__________________
Signature

WE ASK FOR YOU COOPERATION IN QUOTING OUR REQUEST NUMBER, YOUR CLIENT ID AND THE DATE OF THE MOST RECENT DECISION (A COPY OF 1ST PAGE OF THE NAME DECISION (NOT THE FAX SHEET) WOULD BE SUITABLE FOR THIS PURPOSE) IN ANY FUTURE SUBMISSIONS WITH RESPECT TO THE NAME.

NOUS DEMANDONS VOTRE COOEPRATION EN CITANT NOTRE NUMERO DE DEMANDE, VOTRE NUMERO DE CLIENT, ET LA DATE DE LA DECISION LA PLUS RECENTE (UNE COPIE DE LA PREMIERE PAGE DE LA DECISION DE LA DEMANDE (PAS LA PAGE COUVERTURE) SERAIT ACCEPTABLE) DANS DES SOUMISSION SFUTURES RELATIVEMENT A CETTE DENOMINATION SOCIALE.